WE THE PEOPLE FORMS AND SERVICE CENTERS, USA, INC.
                                                    (MEMBER OF THE WE THE PEOPLE
                                                  AFFILIATED GROUP OF COMPANIES)
                                                            FINANCIAL STATEMENTS
                                                             FOR THE YEARS ENDED
                                                      DECEMBER 31, 2004 AND 2003

                              WE THE PEOPLE FORMS AND SERVICE CENTERS, USA, INC.
                                                    (MEMBER OF THE WE THE PEOPLE
                                                  AFFILIATED GROUP OF COMPANIES)
                                                            FINANCIAL STATEMENTS
                                                             FOR THE YEARS ENDED
                                                      DECEMBER 31, 2004 AND 2003

------------------------------------------------------------------------------------------------------------------------------------


                                                                                                        Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                   1

FINANCIAL STATEMENTS

    Balance Sheets                                                                                        2

    Statements of Operations                                                                              3

    Statements of Shareholders' Deficit                                                                   4

    Statements of Cash Flows                                                                            5 - 6

    Notes to Financial Statements                                                                      7 - 23

                  SLGG   Singer Lewak Greenbaum & Goldstein LLP
                         Certified Public Accountants and Management Consultants www.slgg.com Los Angeles Orange County Ontario

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
We The People Forms And Service Centers, USA, Inc.
(Member of the We The People Affiliated Group Of Companies)
Los Angeles, California

We have audited the accompanying balance sheets of We The People Forms And Service Centers, USA, Inc. (Member of the We The People Affiliated Group Of Companies) (the "Company") as of December 31, 2004 and 2003, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended and the statements of operations, shareholders' deficit, and cash flows for the year ended December 31, 2003, as restated. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of We The People Forms and Service Centers, USA, Inc. (Member of the We The People Affiliated Group Of Companies) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. On March 7, 2005, the Company sold substantially all of its assets and operations to Dollar Financial Group. This and substantial income tax contingencies remaining raises substantial doubt about the Company's ability to continue as a going concern after March 7, 2005. The financial statements do not include any assignments that might result from the outcome of this uncertainty.

The Company is affiliated with another entity through common ownership by the Company's shareholders (the "Affiliates"), who have the ability to influence the nature and extent of the revenues recognized and costs incurred by the Affiliates. As discussed in Note 4, the Company and its Affiliates have engaged in significant related party transactions.

As described in Note 3 to the financial statements, the 2003 financial statements have been restated for errors in the application of accounting principles related to expense recognition related to the issuance of certain warrants.


/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 11, 2005

                                                                                  WE THE PEOPLE FORMS AND SERVICE CENTERS, USA, INC.
                                                                                                        (MEMBER OF THE WE THE PEOPLE
                                                                                                      AFFILIATED GROUP OF COMPANIES)
                                                                                                                      BALANCE SHEETS
                                                                                                                   December 31, 2004

------------------------------------------------------------------------------------------------------------------------------------

                                                    ASSETS
                                                                                                    2004                  2003
                                                                                            -------------------   ------------------
                                                                                                                       (restated)
Current assets
         Cash                                                                               $                -    $          85,830
         Processing receivable                                                                         234,700              271,775
         Deferred taxes, current                                                                     1,922,224            1,922,224
                                                                                            -------------------   ------------------
                 Total current assets                                                                2,156,924            2,279,829


Due from Affiliates (Note 5)                                                                                 -                    -
Deferred taxes, long-term                                                                            4,996,935            1,923,728
Property and equipment, net                                                                          3,714,811            2,056,700
Other assets                                                                                             9,700                    -
                                                                                            -------------------   ------------------
                          Total assets                                                      $       10,878,370    $       6,260,257
                                                                                            ===================  ===================

                                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities


         Book overdraft                                                                     $          760,965    $               -
         Accounts payable and accrued expenses                                                       1,657,972            1,267,417
         Current portion of long-term debt                                                           4,711,364              285,697
         Income taxes payable                                                                        3,995,112            1,366,676
         Accrued franchise buybacks                                                                    844,691              816,314
         Deferred franchisee fee revenue                                                             3,893,838            3,522,750
                                                                                            -------------------   ------------------
                 Total current liabilities                                                          15,863,942            7,258,854


Long-term debt, net of current portion                                                                  36,166            1,960,540
                                                                                            -------------------   ------------------

                          Total liabilities                                                         15,900,108            9,219,394
                                                                                            -------------------   ------------------

Commitments and contingencies

Shareholders' deficit
         Common stock, 10,000 shares authorized, 10,000 shares issued
                 and outstanding                                                                        50,000               50,000
         Additional paid-in capital                                                                    896,820              896,820
         Note receivable - officer                                                                           -             (287,668)
         Accumulated deficit                                                                        (5,968,558)          (3,618,289)
                                                                                            -------------------   ------------------

                          Total shareholders' deficit                                               (5,021,738)          (2,959,137)
                                                                                            -------------------   ------------------
                                 Total liabilities and shareholders' deficit                $       10,878,370    $       6,260,257
                                                                                            ===================  ===================

                  The accompanying notes are an integral part of these financial statements.


                                                                                  WE THE PEOPLE FORMS AND SERVICE CENTERS, USA, INC.
                                                                                                        (MEMBER OF THE WE THE PEOPLE
                                                                                                      AFFILIATED GROUP OF COMPANIES)
                                                                                                            STATEMENTS OF OPERATIONS
                                                                                                                   December 31, 2004

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    2004                  2003
                                                                                            -------------------   ------------------
                                                                                                 (restated)
Revenue
      Initial license and franchise fees                                                    $        8,486,541           $4,218,461
      Processing fee income and other                                                                5,052,820            3,535,065
                                                                                            -------------------   ------------------
         Total revenue                                                                              13,539,361            7,753,526
                                                                                            -------------------   ------------------
Operating Expenses
      Selling, general and administrative                                                           11,020,137            8,781,363
      Provision for advances to Affiliates                                                           6,506,795            1,604,716
      Depreciation and amortization                                                                     83,100              104,084
                                                                                            -------------------   ------------------
         Total operating expenses                                                                   17,610,032           10,490,163
                                                                                            -------------------   ------------------
Loss from operations                                                                                (4,070,671)          (2,736,637)
                                                                                            -------------------   ------------------

Other expense
      Interest expense, net                                                                           (155,807)            (287,344)
      Gain (loss) on disposal of property and equipment                                                731,439              117,593
                                                                                            -------------------   ------------------
         Total other expense                                                                           575,632             (169,751)
                                                                                            -------------------   ------------------
Loss before benefit from income taxes                                                               (3,495,039)          (2,906,388)

Benefit from income taxes                                                                           (1,144,770)          (1,097,320)
                                                                                            -------------------   ------------------
             Net income (loss)                                                              $       (2,350,269)  $       (1,809,068)
                                                                                            ===================  ===================

                  The accompanying notes are an integral part of these financial statements.

                                                                                  WE THE PEOPLE FORMS AND SERVICE CENTERS, USA, INC.
                                                                                                        (MEMBER OF THE WE THE PEOPLE
                                                                                                      AFFILIATED GROUP OF COMPANIES)
                                                                                                 STATEMENTS OF SHAREHOLDERS' DEFICIT
                                                                                                                   December 31, 2004

------------------------------------------------------------------------------------------------------------------------------------

                                               Common        Additional       Note Receivable     Accumulated
                                                Stock      Paid-in Capital      - Officer           Deficit           Total
                                             ----------    ---------------    ---------------    -------------    ------------
                                             (restated)       (restated)         (restated)       (restated)       (restated)


Balance, December 31, 2002                   $  50,000     $            -     $     (287,668)    $ (1,809,221)    $(2,046,889)

Issuance of warrants                                 -            896,820                  -                -         896,820

Net income (loss)                                    -                  -                  -       (1,809,068)     (1,809,068)
                                             ----------    ---------------    ---------------    -------------    ------------
Balance, December 31, 2003, as restated         50,000            896,820           (287,668)      (3,618,289)     (2,959,137)

Reserve of notes receivable - officer                -                  -            287,668                -         287,668

Net income (loss)                                    -                  -                  -       (2,350,269)     (2,350,269)
                                             ----------    ---------------    ---------------    -------------    ------------
Balance, December 31, 2004                   $  50,000     $      896,820     $            -     $ (5,968,558)    $(5,021,738)
                                             ==========    ===============    ===============    =============    ============


                  The accompanying notes are an integral part of these financial statements.


                                                                                  WE THE PEOPLE FORMS AND SERVICE CENTERS, USA, INC.
                                                                                                        (MEMBER OF THE WE THE PEOPLE
                                                                                                      AFFILIATED GROUP OF COMPANIES)
                                                                                                            STATEMENTS OF CASH FLOWS
                                                                                                                   December 31, 2004

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    2004                  2003
                                                                                            -------------------   ------------------
                                                                                                                      (restated)
Cash flows from operating activities
      Net income (loss)                                                                     $       (2,350,269)   $      (1,809,068)
      Adjustments to reconcile net income to cash
         provided by operating activities
            Depreciation                                                                                83,100              104,084
            Reserve of officer note receivable                                                         287,668                    -
            Issuance of warrants for compensation expense                                                    -              896,820
            Gain on sale of property and equipment                                                    (731,439)            (117,593)
            Reserve for Affiliates advances                                                          6,506,795            1,604,716
            (Increase) decrease in
                Advances to related party affiliates                                                (6,506,795)          (1,604,716)
                Deferred taxes                                                                      (3,073,207)          (1,967,445)
                Franchise revenue receivable                                                                 -              164,250
                Processing fee receivable                                                               37,074              (64,858)
                Deposits                                                                                (9,700)                   -
            Increase (decrease) in
                Book overdraft                                                                         760,965                    -
                Accounts payable and accrued expenses                                                  390,555              447,268
                Income taxes payable                                                                 2,628,437              634,559
                Accrued buybacks                                                                        28,377               46,668
                Deferred revenue                                                                       371,088            1,658,250
                                                                                            -------------------   ------------------
                   Net cash provided by operating activities                                        (1,577,351)              (7,065)
                                                                                            -------------------   ------------------

Cash flows from investing activities
      Purchase of property and equipment                                                            (3,501,238)            (183,923)
      Proceeds on disposal of property and equipment                                                 2,491,466              405,452
                                                                                            -------------------   ------------------
                   Net cash provided by (used in) investing activities                              (1,009,772)             221,529
                                                                                            -------------------   ------------------

Cash flows from financing activities
      Proceeds from debt obligations                                                                 4,847,476              311,805
      Payments on debt obligations                                                                  (2,346,183)            (593,844)
                                                                                            -------------------   ------------------
                   Net cash used in financing activities                                             2,501,293             (282,039)
                                                                                            -------------------   ------------------
                       Net decrease in cash                                                            (85,830)             (67,575)




                  The accompanying notes are an integral part of these financial statements.

                                                                                  WE THE PEOPLE FORMS AND SERVICE CENTERS, USA, INC.
                                                                                                        (MEMBER OF THE WE THE PEOPLE
                                                                                                      AFFILIATED GROUP OF COMPANIES)
                                                                                                            STATEMENTS OF CASH FLOWS
                                                                                                                   December 31, 2004

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    2004                  2003
                                                                                            -------------------   ------------------
                                                                                                                      (restated)

Cash, beginning of year                                                                     $           85,830    $         153,405
                                                                                            -------------------   ------------------

Cash, end of year                                                                           $                -    $          85,830
                                                                                            ===================  ===================

Supplemental disclosures of cash flow information

            Income tax paid                                                                 $          235,566   $          367,936
                                                                                            ===================  ===================

            Interest paid                                                                   $          288,540   $          267,164
                                                                                            ===================  ===================

            During 2003, the Company traded in automobiles with a book value of $101,057 for the acquisition of new automobiles valued at $131,040.






                             The accompanying notes are an integral part of these financial statements.

                              WE THE PEOPLE FORMS AND SERVICE CENTERS, USA, INC.
                                                    (MEMBER OF THE WE THE PEOPLE
                                                  AFFILIATED GROUP OF COMPANIES)
                                                            FINANCIAL STATEMENTS
                                                             FOR THE YEARS ENDED
                                                      DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------



NOTE 1 - BUSINESS ACTIVITY

          We The People Forms and Service Centers, USA, Inc. (Member of the
          We The People Affiliated Group Of Companies) (the "Company") was formed on June 3, 1996 and its principal business activities relate to the sale and management of franchises for computerized legal document preparation service for a wide variety of legal documents. The Company has franchisees located throughout the United States.

          On March 7, 2005, substantially all of the Company's assets were acquired by Dollar Financial Group, Inc., ("DFG") a publicly traded company. In the acquisition, DFG acquired substantially all of the operating assets of the Company, including, without limitation, all of the Company's intellectual property, inventory, interests in leased real property, machinery, equipment, supplies, accounts receivable, books and records and permits, and certain assigned contracts (see
          Note 13).


NOTE 2 - GOING CONCERN AND CONTINUING OPERATIONS AND OPERATIONS

          The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in Note 13, the Company sold substantially all of its assets on March 7, 2005, which continue to operate separately as a subsidiary of Dollar Financial Group. This and substantial income tax contingencies remaining raises substantial doubt about the Company's ability to continue as a going concern after March 7, 2005.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Revenue  Recognition
          The Company reports license and franchise fees as income when all material services or conditions relating to the sale of a license or franchise have been substantially performed or satisfied in accordance with the terms of the related agreement. The Company reports direct costs related to license and franchise fees when the income is recognized. Revenues from license and franchise agreements not currently earned are reported as deferred revenue. Costs related to unearned revenues are netted against deferred revenue.

          Processing fee income is based on a billing schedule for services rendered by the Company to process franchisee forms and requests. Processing fee revenue is recognized when billed unless collection is not probable.

         Property and Equipment
          Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over estimated useful lives as follows:

              Residential property and improvements                   31.5 years
              Vehicles                                              5 to 7 years

          When an asset is sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is included in the results of operations. Repairs and maintenance are charged to expense as incurred, and major replacements or betterments are capitalized.

         Income Taxes
          The Company accounts for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

         Reclassifications
          Certain amounts included in the prior year financial statements have been reclassified to conform to the current year presentation. Such reclassifications did not have any effect on reported net income.

         Estimates
          The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Impairment of Long-Lived Assets
          The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets.

         Fair Value of Financial Instruments
          For the Company's financial instruments, including cash and cash equivalents, note receivable - related party, accounts payable and accrued expenses, and convertible note payable, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

         Advertising Expense
          The Company expenses all advertising costs, including direct response advertising, as they are incurred. Advertising expense for the years ended December 31, 2004 and 2003 was $1,731,404 and $1,526,923, respectively.

         Stock-Based Compensation
          The Company  accounts for stock option grants to employees  using the fair value method prescribed in Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" and FIN 44, "Accounting for Certain Transactions Involving Stock Compensation (see Note 8). In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. It also amends the disclosure requirements of SFAS No. 123. Since the Company has historically followed the fair value method prescribed by SFAS No. 123, the adoption of SFAS No. 148 has had no impact to the Company's financial position or results of operations. However, the Company's financial statement disclosures have been designed to conform to the new disclosure requirements prescribed by SFAS No. 148.

          The Company accounts for stock option and warrant grants issued to non-employees using the guidance of SFAS No. 123 and EITF No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," whereby the fair value of such option and warrant grants is determined using the Black-Scholes, or other acceptable option-pricing model at the earlier of the date at which the non-employee's performance is completed or a performance commitment is reached.

         Recently Issued Pronouncements
          In November 2004, the FASB issued SFAS No. 151,"Inventory Costs".
          SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4, "Inventory Pricing". Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal."

          In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact, if any, on the Company's financial position or results of operations.

          In December  2004, the FASB issued SFAS No.  152,"Accounting  for
          Real Estate Time-Sharing Transactions". The FASB issued this statement as a result of the guidance provided in AICPA Statement of Position
          (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". SOP 04-2 applies to all real estate time-sharing transactions.

          Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66, "Accounting for Sales of Real Estate", for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS No. 152 to have a material impact, if any, on the Company's financial position or results of operations.

          In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions". SFAS No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact, if any, on the Company's financial position or results of operations.

          In December 2004, the FASB issued SFAS No. 123(R),"Share-Based Payment". SFAS 123(R) amends SFAS No. 123,"Accounting for Stock-Based Compensation", and APB Opinion No. 25,"Accounting for Stock Issued to Employees". SFAS No.123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the company's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of a company's shares or other equity instruments.

          This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the impact of this statement on its financial position and results of operations.

NOTE 4 - RESTATEMENT

         2003
          During the year ended December 31, 2003, the Company made the following adjustment to its previously issued financial statements:

          The Company had not properly recorded expense recognition related to the issuance of warrants to certain consultants and advisors. The Company has re-stated its previously issued financial statements to correct this error. The net result of this correction was a reduction of the Company's previously recorded operating expenses of $896,820 and a decrease in income tax expense of $358,728.

          The aggregate impact of the restatement on the previously reported operations and retained earnings for the year ended December 31, 2003 is as follows:

         2003 (Continued)
                                                                   As Previously
                                                                     Reported        Restatement        Restated
                                                                ----------------- ---------------- -----------------
         Total accumulated deficit                              $     (3,080,197) $      (538,092) $     (3,618,289)
         Total operating expenses                                      9,593,343          896,820        10,490,163
         Total income tax (benefit)                                     (738,592)        (358,728)       (1,097,320)
                                                                ----------------- ---------------- -----------------

              Net income (loss)                                 $     (1,270,976) $      (538,092) $     (1,809,068)
                                                                ================= ================ =================


NOTE 5 - RELATED PARTY TRANSACTIONS AND RELATIONSHIPS

          The Company is part of an affiliate group of companies ("the Affiliates"), which are owned or controlled by the Company's primary stockholder and control group.

          These Affiliates are:

               o We The People Santa Barbara, Inc.
               o We The People New York

          Because of the Company's relationship with the Affiliates, the stockholders of the Company have the ability to influence the nature and extent of the revenues recognized and costs incurred by the Affiliates. Combination of the companies could result in operating results or the financial position of the Company being significantly different from those which would have been obtained if the entities were autonomous.

          Revenues received and costs incurred from Affiliates during the years ended December 31, 2004 and 2003 consisted of the following:

                                                                                      2004               2003
                                                                                ---------------    ----------------


                  Cash received for franchise fees                              $             -    $         99,000
                  Processing fee income                                         $             -    $         38,606
                  Advances to the Affiliates subsequently
                      reserved for                                              $     6,506,795    $      1,604,716


          The Company recorded an amount due from the Affiliates for advances made to these related companies. As of December 31, 2004 and 2003, the amount due from the Affiliates was $9,764,522 and $3,267,727, respectively. As of December 31, 2003, these amounts were fully reserved for. Net amounts advanced during the years ended December 31, 2004 and 2003 were $6,506,795 and $1,604,716, respectively.

          The Company has shared significant costs with its Affiliates. These costs are included in the above amounts, and the Company is unable to guarantee that these costs are discretionary and cannot estimate the on-going costs of operating without sharing costs with its Affiliates.

         Note Receivable - Officer
          During the year ended December 31, 2003, the Company maintained a demand note receivable from the Company's Chief Executive Officer and primary stockholder in the amount of $287,668. At December 31, 2003, this amount has been reflected as a reduction in stockholders equity. At December 31, 2004, the full amount has been reserved.

         Rental Income - Officer
          During the year ended December 31, 2003, the Company received payments from an officer of $60,000 for payment of rent on one of the properties owned by the Company. The income was recorded as an offset to operating expenses.

NOTE 6 - PROPERTY AND EQUIPMENT

          Property and equipment at December 31, 2004 and 2003 consisted of the following:

                                                                                      2004               2003
                                                                                ----------------  ------------------

                  Construction                                                  $             -   $               -
                  Land                                                                  700,247             414,378
                  Residential property and improvements                               2,800,991           1,638,352
                  Automobiles                                                           291,390             291,390
                  Less accumulated depreciation                                          77,817             287,420
                                                                                ----------------  ------------------

                      Total                                                     $     3,714,811   $       2,056,700
                                                                                ================  ==================

          Depreciation expense for the years ended December 31, 2004 and 2003 amounted to $83,100 and $104,084, respectively.

          During the years ended December 31, 2004 and 2003, the Company sold certain of its residential properties. The Company recorded a gain on sale of the properties as follows:

                                                                                      2004               2003
                                                                                ----------------  ------------------

                  Net book value of property disposed of                        $     1,851,240    $        267,407
                  Sale price of property                                              2,667,500             410,000
                  Approximate costs incurred on sale                                    (84,821)            (25,000)
                                                                                ----------------  ------------------

                      Gain on sale of property                                  $       731,439    $        117,593
                                                                                ================  ==================

          In connection with the 2003 sale, the Company received cash of $39,450, retired loans in the amount of $181,000 and satisfied an income tax lien in the amount of $164,550.

          The Company maintains an investment in a condominium in Florida. During the years ended December 31, 2004 and 2003, total amounts invested aggregate to $187,949. This amount has been fully reserved for.

          On July 1, 2004, the Company purchased a residence in the Santa Barbara area for a purchase price of $3,495,000. The purchase was financed by $3,145,000 in debt financing with the balance being deposited in cash. The debt incurred bears interest at 6%, due June 30, 2006, and is collateralized by the property.


NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

          Accounts payable and accrued expenses at December 31, 2004 and 2003 consisted of the following:

                                                                                      2004               2003
                                                                                ---------------  ------------------

                  Accounts payable                                              $     1,521,612  $        1,149,263
                  Accrued payroll and related expenses                                  136,360             118,154
                                                                                ---------------  ------------------

                      Total                                                     $     1,657,972  $        1,267,417
                                                                                ===============  ==================


NOTE 8 - ACCRUED FRANCHISE BUYBACKS

          From time to time the Company agrees to "buy back" franchises or refund amounts paid in the sale of franchises. Accrued franchise buy backs and the related activity for the years ended December 31, 2004 and 2003 were as follows:

                  Accrued franchise buybacks at December 31, 2002                                $          769,646
                  Franchise buy backs and refunds
                    paid during the year ended December 31, 2003                                           (731,419)
                  Buybacks and refunds agreed to
                    during the year ended December 31, 2003                                                 778,087
                                                                                                 -------------------

                  Accrued franchise buybacks at December 31, 2003                                           816,314
                  Franchise buy backs and refunds
                    paid during the year ended December 31, 2004                                         (1,281,272)
                  Buybacks and refunds agreed to
                    during the year ended December 31, 2004                                               1,309,649
                                                                                                 -------------------

                  Accrued franchise buybacks at December 31, 2004                                $          844,691
                                                                                                 ===================

NOTE 9 - LONG-TERM DEBT

          Long-term debt at December 31, 2004 consisted of the following:

                                                                                          2004            2003
                                                                                     -------------  --------------
             Notes payable to a bank, interest payable monthly at 8%, due in equal monthly installments of $1,297. The notes are due May 8, 2006
             and
             are collateralized by selected capital assets.                          $     182,189  $      191,418

             Notes payable to a bank, interest payable monthly at 10%, due in equal monthly installments of $1,408. The notes are due December
             2004 and are collateralized by selected capital assets.
                                                                                                 -          22,157

             Notes payable to a bank, interest payable monthly at 10% per annum, due in equal monthly installments of $302. The notes are due
             December 2004 and are collateralized by selected capital assets.
                                                                                                 -          15,614

             Notes payable to a bank, interest payable monthly at 6.75% per annum, due in equal monthly installments of $200. The notes are due
             June 2004 and are collateralized by certain residential property.
                                                                                                 -          21,578

             Notes payable to a bank, interest payable monthly at 11%, due in equal monthly installments of $16,917. The notes are due February
             2005 and are collateralized by selected residential property. On
             June, 1 2004, the property related to this note payable was sold, and the note paid off.
                                                                                                 -       1,450,000

             Notes payable to a bank, interest payable monthly at 14%, due in equal monthly installments of $2,401. The notes are due February
             2005 and are collateralized by selected residential property. On
             June 1, 2004, the property related to this Note payable was sold, and the note paid off.
                                                                                                 -         262,000

             Notes payable to a bank,  interest payable monthly at 8%, due in equal monthly  installments of $1,433.  The notes are due March 2005 and are
             collateralized by a vehicle.                                                  10,428           27,195

                                                                                          2004            2003
                                                                                     -------------  --------------
             Notes payable to a finance company, interest payable monthly at 6%, due in equal monthly installments of $320. The notes are due
             September 2004 and are collateralized by a vehicle.
                                                                                     $         545  $        5,036

             Notes payable to a bank, interest payable monthly at 6%, due in equal monthly installments of $2,161.  The notes are due March 2005 and are
             collateralized by a vehicle.                                                   77,754          90,600

             Notes payable to a bank, interest payable monthly at 5.5%, due in equal monthly installments of $599. The notes are due October 2007 and are collateralized by a vehicle.
                                                                                            23,901          29,757

             Notes payable to a bank, interest payable monthly at 6.9%, due in equal monthly installments of $1,003. The notes are due October
             2006 and are collateralized by a vehicle.
                                                                                            30,967          42,733

             Notes payable to a bank, interest payable monthly at 6%, due in equal monthly installments of $2,500. The notes are due June 2004 and are collateralized by the Company's assets.
                                                                                            88,149          88,149

             Note payable to a bank, interest at 6.5% and principal of $16,667 monthly, beginning October 8, 2004. Collateral is all inventory and receivables, various shares in New York stores and residential property. Note is due in full on July 8, 2005.
                                                                                           101,550               -

             Note payable to a bank, interest at 7.25%, payable monthly, beginning December 28, 2004. Principal due in one payment of
             $337,260 on February 28, 2005. Collateral is all inventory and receivables, various shares in New York stores and residential property.
                                                                                           337,048               -

             Note payable to a bank, interest at 5.5% and principal of $16,667 due monthly, beginning September 8, 2004. One final principal and interest payment of $217,689 due on June 8, 2005. Note is
             collateralized by the Company's assets.
                                                                                           349,989               -

                                                                                          2004            2003
                                                                                     -------------  --------------
             Note payable to Mariposa Immobilien, AG, a Swiss Corporation, interest at 7%. Entire principal and interest due and payable on
             June 29, 2006, or upon completion of sale of "We the People"
             whichever occurs first. Note is secured by Deed of Trust for
             residential property.                                                   $   2,795,000  $            -

             Note payable to a bank, interest only payable monthly at 5.75%, beginning October 8, 2004. One principal payment of $750,000 due on
             June 8, 2005. Note is collateralized by the Company's assets.
                                                                                           750,000               -
                                                                                     -------------  --------------

                                                                                         4,747,520       2,246,237
                               Less current portion                                      4,711,354         285,697
                                                                                     -------------  --------------
                                        Long-term portion                            $      36,166  $    1,960,540
                                                                                     =============  ==============




          Future maturities of long-term debt at December 31, 2004 were as follows:

                  Year Ending
                  December  31,
                  -------------

                      2005                  $      4,711,354
                      2006                            30,186
                      2007                             5,990
                      2008                                 -
                      2009                                 -
                      Thereafter                           -
                                            ----------------
                           Total            $      4,747,530
                                            ================


NOTE 10 - COMMITMENTS AND CONTINGENCIES

          Changes in Facilities Operated Under Franchise and License Agreements For the years ended December 31, 2004 and 2003, the number of stores under franchise and license agreements was as follows:

NOTE 10 - COMMITMENTS AND CONTINGENCIES (Continued)

          Changes  in  Facilities  Operated  Under  Franchise  and  License
          Agreements (Continued)
          ---------------------------------------------------------------------
                  In operation as of December 31, 2002 (unaudited)                                               87
                    Opened during the year ended December 31, 2003 (unaudited)                                   42
                    Closed during the year ended December 31, 2003 (unaudited)                                  (16)
                                                                                                   -----------------

                  In operation as of December 31, 2003 (unaudited)                                              113
                    Opened during the year ended December 31, 2004 (unaudited)                                   51
                    Closed during the year ended December 31, 2004 (unaudited)                                   (1)
                                                                                                   -----------------

                  In operation as of December 31, 2004 (unaudited)                                              163
                                                                                                   =================

          A reconciliation of initial franchise revenue and deferred initial franchise revenue follows:

                  Deferred franchise revenue at December 31, 2002                                  $      1,864,500
                  Franchise fees collected during the year                                                6,762,803
                  Franchise buy backs agreed to during the year                                            (778,087)
                  Franchise fees recognized during the year                                              (4,326,466)
                                                                                                   -----------------

                  Deferred franchise fee revenue as of December 31, 2003                                  3,522,750
                  Franchise fees collected during the year                                               10,820,935
                  Franchise buy backs agreed to during the year                                          (1,825,344)
                  Franchise fees recognized during the year                                              (8,624,503)
                                                                                                   -----------------

                  Deferred franchise fee revenue as of December 31, 2004                           $      3,893,838
                                                                                                   =================

         Leases
          The Company leases office facilities and various equipment under operating leases. The leases expire through 2008.

          At December 31, 2004, the future minimum lease payments were as follows:

                   Year Ending
                  December 31,

                      2005                 $        223,266
                      2006                          223,266
                      2007                          203,592
                      2008                          201,663
                      2009                          180,448
                                           ----------------
                           Total           $      1,032,235
                                           ================

          Rent expense was $452,247 and $297,510 for the years ended December 31, 2004 and 2003, respectively.

         Litigation and Claims
          The Company is involved with various matters in Tennessee, Texas and other states alleging that the Company or its local franchisee has violated the Bankruptcy Act rules governing bankruptcy petitions and various laws governing the unauthorized practice of law. The Company is vigorously defending these matters and management is unable to predict their outcomes, but does not expect them to have a material impact on their financial condition or results of operations.

          The Company is involved in litigation in Santa Barbara involving a customer whom alleges damages as a result of receiving incorrect services. As a result of receiving the alleged incorrect services, the customer was forced into a legal battle with her family over control of her diseased mother's home. Management's attorney believes that an unfavorable outcome is possible and that the range of potential loss is $8,000 to $140,000.

          The Company was involved in litigation in which the Federal Trade Commission filed a complaint against the Company to secure civil penalties, a permanent injunction and other equitable relief for alleged violations of the FTC Franchise Rule. The parties agreed to a settlement of the action without adjudication of any issues law or fact, and a Stipulated Judgment and Order for permanent injunction was entered on December 17, 2004. Judgment of $286,000 was entered against Company as a civil penalty. This amount is accrued on the balance sheet under accounts payable and accrued expenses and in selling general and administrative expenses on the profit and loss statement.

          The Company may become involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of any such matters will have a material effect on the Company's financial position or results of operations.

NOTE 11 - SHAREHOLDERS' DEFICIT

         Stock Warrants
          In April 2003, the Company approved the issuance of warrants to purchase 5% of the outstanding shares of common stock to a consultant in exchange for services performed for the Company. The exercise price for these warrants is $0.10 per share. The company has recorded the fair market value of the warrants of $896,820 as consulting expense during the year ended December 31, 2003. In connection with the acquisition (see Note 13), the warrants were cancelled.

          In   September   2003,   the  Company   issued,   as   additional
          consideration to a consultant, a warrant to purchase a number of shares of common stock of the Company equal to a 13% interest in the common equity of the Company outstanding from time to time prior to an initial public offering on a fully diluted basis determined assuming the exercise of all outstanding options or warrants (including this warrant) and the conversion of all outstanding securities convertible into common stock, subject to certain adjustments. The warrant was to vest one half on the execution date of the agreement and one half on the first anniversary of the agreement. The Company has recorded the fair market value of the warrants of $854,333 as consulting expense during the year ended December 31, 2003, the warrants were cancelled.


NOTE 12 - INCOME TAXES

          The components of the income tax provision for (benefit from) the years ended December 31, 2004 and 2003 were as follows:
                                                  2004                2003
                                          ------------------  ------------------

                  Current                 $       1,928,437   $         870,126
                  Deferred                       (3,073,207)         (1,967,446)
                                          ------------------  ------------------

                      Total               $      (1,144,770)  $      (1,097,320)
                                          ==================  ==================

          A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for income taxes was as follows for the years ended December 31, 2004 and 2003:

                                                                                      2004             2003
                                                                                ---------------  ---------------

                  Income tax computed at federal statutory tax rate                       34.0%            34.0%
                  State taxes, net of federal benefit                                      3.6              6.7
                  Other                                                                   (4.8)            (3.9)
                                                                                ---------------  ---------------

                      Total                                                               32.8%            36.8%
                                                                                ===============  ===============

          Significant components of the Company's deferred tax assets and liabilities for federal income taxes consisted of the following at December 31, 2004:

                                                                                      2004             2003
                                                                                ---------------  ---------------
                  Deferred tax assets
                      Reserve for advances due from Affiliates                  $    4,183,121   $    1,298,000
                      Deferred franchise fees                                        1,668,120        1,403,000
                      Stock based-based expenses                                       358,728          358,728
                      Cash to Accrual and Other                                        709,190          786,224
                                                                                ---------------  ---------------

                               Total deferred tax assets                        $    6,919,159   $    3,845,952
                                                                                ===============  ===============

          The Company  filed its tax  returns for the years ended  December
          31, 2003 and 2004, without the restatements reflected in Note 3 and with other significant differences from its book income included in taxable income. In addition, certain assessments were made by the Company as to the taxability of its deferred franchise fees in certain previously filed tax returns.

          The Company is in arrears with tax payments for 2003 and has not made estimated payments for the tax year 2004. In relation to these contingencies, the Company has recorded estimated penalties and interest of $700,000. This amount is included in income taxes payable on the accompanying balance sheets and general and administrative expenses in the profit and loss statement.

          In addition, the Company has taken the position that advances to Affiliates do not constitute either salaries or distributions to shareholders. There is no guarantee the position taken by the Company will be accepted by the Internal Revenue Service or State taxing authorities. The Company has not accrued any penalties or interest associated with these uncertainties and is unable to estimate the probability of any outcome related to these uncertainties.

         Income Tax Matters
          The Company currently has pending before the Appeals Office of the Internal Revenue Services certain issues of income tax liabilities relating to the taxable years 1997, 1998 and 1999. The proposed additions to tax by the Examinations division for the above mentioned years aggregated to approximately $403,000 for 1998, and $166,036 for 1997. The adjustments primarily relate to the Company's accounting for its franchise revenue, and substantiation deficiencies. Management has accrued approximately $400,000 related to this contingency. These amounts have been reflected in the Company's financial statements, and previously issued financial statements have been restated for their effect. Management will adjust the reserve when the outcome of the appeal is determined, if necessary.

          The examination division of the Internal Revenue Service has also issued an examination report for the taxable year 2000. The report
          shows  a  proposed   addition   to   previously   reported   taxes  of
          approximately $20,000.

         Employment Tax Matters
          On December 8, 2003, the Company filed a protest to the Internal Revenue Service against a determination of additional employment taxes for 1997 and 1998. The matter is pending before the Appeals Office. There is no guarantee of a favorable outcome of the appeal.


NOTE 13 - SUBSEQUENT EVENTS

          On March 7, 2005, substantially all of the Company's assets were acquired by Dollar Financial Group, Inc., ("DFG"). In the acquisition, DFG acquired substantially all of the operating assets of the Company, including, without limitation, all of the Company's intellectual property, inventory, interests in leased real property, machinery, equipment, supplies, accounts receivable, books and records and permits, and certain assigned contracts. The Company has retained certain of its assets, including, without limitation, its owned real property, cash and cash equivalents and bank accounts. DFG did not assume any liabilities of the Company other those specifically mentioned below:

          The total consideration paid to the Company for the acquisition consisted of:

          o $12.0 million in cash, $10.5 million of which was paid at closing and $1.5 million of which was deposited into an escrow account to secure certain of the Company's indemnification obligations under the Asset Purchase Agreement;

          o $3.0 million in cash, the payment of which is contingent on the Registrants reaching certain future financial targets over a two year period arising from the assets acquired in the acquisition;

          o 141,935 unregistered shares of the acquirer's common stock;

          o The assumption by the acquirer of certain obligations under the assumed contracts, including obligations under existing franchising agreements; and

          o The assumption of a liability to pay up to $750,000 of certain franchise re-purchase obligations.

          Under the terms of an escrow agreement, the escrow period will expire on September 30, 2006 and, assuming that there are no indemnification claims, the escrow funds will be released in four, equal quarterly installments of $375,000 each beginning on December 31, 2005, subject to certain conditions.